EXHIBIT 4.21

                        RGC INTERNATIONAL INVESTORS, LDC

                          3 BALA PLAZA EAST, SUITE 501

                               251 ST. ASAPHS ROAD

                              BALA CYNWYD, PA 19004

                                 April 11, 2002


The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
1835 Market Street
Suite 420
Philadelphia, PA  19103

     RE: Letter Loan Agreement

Ladies and Gentlemen:

       1. LOAN. This letter when fully executed will constitute a loan agreement (the "AGREEMENT") among RGC International Investors, LDC, a Cayman Islands limited duration company ("LENDER"), and each of The Ashton Technology Group, Inc., a Delaware corporation ("ASHTON"), and Universal Trading Technologies Corporation, a Delaware corporation ("UTTC" and, severally and jointly with Ashton, "BORROWER"), pursuant to which Lender, on the terms and conditions provided herein, shall agree to make one or more loans to or for the benefit of Borrower hereunder in increments of not less than Fifty Thousand Dollars ($50,000) (each a "LOAN" and collectively, the "LOANS"), provided the aggregate principal amount of all Loans shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "MAXIMUM LOAN AMOUNT"). Lender's obligation to make a Loan is subject to the Borrower's fulfillment of each of the applicable conditions set forth in Section 4 hereof. Provided such conditions are satisfied, Borrower may request a Loan by delivery of written notice to Lender. In no event shall Borrower request, or Lender be obligated to make, a Loan in excess of the Required Amount (as defined in Section 4(a)(ix) hereof). Lender shall make such Loan available to Borrower within three (3) business days after receipt of such notice and the satisfaction of the conditions contained in
Section 4 hereof with respect to such Loan. The day on which Lender makes a Loan is referred to herein as a "CLOSING DATE."

       2. LOAN DOCUMENTS.
          ---------------

          a. Note. The Loans shall be evidenced by a promissory note in the principal amount of each such Loan in the form attached hereto as Exhibit A (together with any replacements and substitutes therefor, the "NOTE"). The principal amount of the Loans and interest thereon, calculated at the rate of 15% per annum as provided in the Note, shall be payable as set forth more particularly therein.

          b. Security Agreement. The Loan shall be secured by a blanket, first priority lien on all of the Borrower's assets, including, without limitation, the interest of Ashton and UTTC in all entities of which either is the sole or majority shareholder or member (each, a



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Universal Trading Technologies Corporation
April 11, 2002
Page -2-


"SUBSIDIARY" and collectively, the "SUBSIDIARIES") and certain assets of certain Subsidiaries of Ashton and UTTC (collectively, the "COLLATERAL"), pursuant to, and except as provided in, the terms of (i) a Security Agreement in the form attached hereto as Exhibit B, (ii) Collateral Pledge Agreements in the form attached hereto as Exhibit C and (iii) Collateral Assignments in the form attached hereto as Exhibit D (collectively, the "SECURITY AGREEMENTS"). This Agreement, the Note and the Security Agreements and each other document which evidences and/or secures the Loans are hereinafter collectively referred to as the "LOAN DOCUMENTS."

       3. TERM AND TERMINATION. Subject to Section 8 below, the aggregate principal amount of the outstanding Note and all accrued and unpaid interest thereon and other sums owing hereunder and thereunder shall be due and payable on the earliest of (i) the closing of the contribution of $20,000,000 of intellectual property assets and cash of $10,000,000 by Optimark Innovations Inc. ("OPTIMARK") to Ashton in exchange for shares of Ashton's common stock and a senior secured note in the principal amount of $2,727,273 as contemplated by that certain Securities Purchase Agreement, dated as of February 4, 2002, by and between Ashton and Optimark, as amended on March 6, 2002 (the "SECURITIES PURCHASE AGREEMENT"), (ii) the date that the Securities Purchase Agreement is terminated and (iii) April 30, 2002.

       4. CONDITIONS PRECEDENT.
          --------------------

          a. Documents to be Delivered. The obligation of Lender to make any Loan is subject to the due execution and delivery by Borrower (or Borrower causing the due execution and delivery) to Lender of each of the following (all documents to be in form and substance satisfactory to Lender and its counsel):

             i. This Agreement, a Note in the Maximum Loan Amount, the Security Agreements, each other Loan Document and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement;

             ii. A certified copy of the resolutions of the board of directors' of each Borrower, dated as of the initial Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents.

             iii. A certificate, dated as of the applicable Closing Date, signed by the Chief Executive Officer of Ashton or William Uchimoto with respect to items (i)-(v) below and the Chief Executive Officer of UTTC or William Uchimoto, with respect to items (i) and (ii) below to the effect that: (i) the representations and warranties set forth in Section 5 of this Agreement are true and correct as of the applicable Closing Date, (ii) no Event of Default (as defined herein) hereunder, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of the applicable Closing Date, (iii) it is the present intention of Ashton as of the applicable Closing Date to consummate the transactions contemplated by the Securities Purchase Agreement, (iv) the shareholders of Ashton have not failed to approve the proposals set forth in the Proxy Statement of Ashton filed with the



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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -3-


Securities and Exchange Commission on March 19, 2002 and (v) Ashton has borrowed an aggregate of $500,000 under that certain letter agreement, dated January 30, 2002, between HK Weaver Group Limited ("HK WEAVER") and Ashton (the "HK WEAVER BRIDGE AGREEMENT") and has expended all of the funds received pursuant to the HK Weaver Bridge Agreement for working capital purposes.

             iv. A certificate, dated as of the applicable Closing Date, signed by the President of Optimark to the effect that: (i) it is the present intention of Optimark as of the applicable Closing Date to consummate the transactions contemplated by the Securities Purchase Agreement (provided, however, that receipt of such certificate shall not be considered a waiver by Optimark of any closing conditions set forth in the Securities Purchase Agreement), (ii) the shareholders of Optimark shall have not rescinded their approval relating to, or otherwise failed to approve such matters as are necessary in order for Optimark to consummate, the transactions contemplated by the Securities Purchase Agreement and (iii) the Definitive Exchange Documents (as defined below) fulfill in all respects the conditions contained in Section 4.4(c) of the Securities Purchase Agreement to the obligation of Optimark contained in Section 1.1(b) of the Securities Purchase Agreement.

             v. Definitive documents between Ashton and Lender, in a form reasonably acceptable to Lender, providing for the exchange (the "EXCHANGE") of that certain 9% Secured Convertible Note of Ashton in the original principal amount of $5,111,526, dated July 13, 2001, held by Lender for new notes and warrants of Ashton, including, without limitation, a securities exchange agreement, a promissory note, a common stock purchase warrant, a security agreement and an intercreditor agreement (collectively, the "DEFINITIVE EXCHANGE DOCUMENTS").

             vi. An agreement or agreements pursuant to which (i) the following provisions of the HK Weaver Bridge Agreement shall be amended as follows: (a) in Clause 4 of the HK Weaver Bridge Agreement, the words "on or before March 30, 2002 (Hong Kong time)..." until the end of the sentence shall be deleted and replaced with "(i) the closing of the contribution of US$20,000,000 of intellectual property assets and cash of US$10,000,000 by Optimark Innovations Inc. ("OPTIMARK") to Borrower in exchange for shares of Borrower's common stock and a senior secured note in the principal amount of $2,727,273 as contemplated by that certain Securities Purchase Agreement, dated as of February 4, 2002, by and between Borrower and Optimark (the "SECURITIES PURCHASE AGREEMENT"), (ii) the date that the Securities Purchase Agreement is terminated or (iii) April 30, 2002. (the "MATURITY").", (b) Clause 5(i) shall be deleted in its entirety and replaced with the following "a post-dated cheque payable to "HK Weaver Group Limited" in an amount of US$250,000 (the "Post-Dated Cheque") to be dated no later than April 30, 2002", (c) in Clause 6(ii), the phrase "US$500,000.00" shall be deleted and replaced with "US$250,000", (d) in the first sentence of the second paragraph of Clause 9, the word "Upon" shall be deleted and replaced with "Subject to Clause 13 hereof, upon" and the phrase "as explicitly provided for herein" shall be inserted following the words "repayment of the Loan", (e) a new sentence shall be added to the end of Clause 9 as follows: "Upon repayment of the Loan, Lenders shall take all action necessary under applicable law or otherwise to terminate any and all Security Documents.", (f) in clause (ii) of the first paragraph

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Universal Trading Technologies Corporation
April 11, 2002
Page -4-


of Clause 13, the words "of the first four" shall be inserted after the phrase "end of each" and the word "period" shall be replaced by the word "periods"; and
(g) in each of the second paragraph of Clause 13 and Clause 13A, the words "March 30, 2002" shall be deleted and replaced with "the date of the Maturity" and (h) a new sentence shall be added to the end of the second paragraph of Clause 13 as follows: "Notwithstanding anything to the contrary contained herein, the rights and remedies of Lenders contained in Clauses 4 and 9 hereof shall in all respects be subject to the provisions and obligations set forth in this Clause 13." and (ii) the definition of Completion Date contained in Section
1.1 of that certain Agreement for Purchase and Sale of Shares dated January 30, 2002 between Ashton and HK Weaver shall be deleted and replaced in its entirety with the following: ""Completion Date" means the earlier of (i) the closing of the contribution of US$20,000,000 of intellectual property assets and cash of US$10,000,000 by Optimark Innovations Inc. ("OPTIMARK") to Seller in exchange for shares of Seller's common stock and a senior secured note in the principal amount of $2,727,273 as contemplated by that certain Securities Purchase Agreement, dated as of February 4, 2002, by and between Seller and Optimark (the "SECURITIES PURCHASE AGREEMENT"), (ii) the date that the Securities Purchase Agreement is terminated and (iii) April 30, 2002." In addition, HK Weaver shall have delivered to Borrower the post-dated cheque originally delivered to HK Weaver in connection with the execution of the HK Weaver Bridge Agreement.

             vii. Opinions of Jenkens & Gilchrist Parker Chapin LLP in the form attached hereto as Exhibit E-1 and William Uchimoto in the form attached hereto as Exhibit E-2.

             viii. Receipt by Lender of a balance sheet dated as of the date immediately preceding the applicable Closing Date and certified as true and correct by the Chief Financial Officer of Ashton setting forth Ashton's cash position as of such date as well as written certification as to the dollar amount required by Ashton to fund its working capital needs from the applicable Closing Date until the earlier of (i) two weeks from such applicable Closing Date and (ii) the anticipated closing date of the transactions contemplated by the Securities Purchase Agreement (the "REQUIRED AMOUNT").

             ix. Borrower shall have complied with, or shall have received, any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated hereby and by the Loan Documents.

       Notwithstanding the foregoing, Lender shall not be obligated to make any Loan if all conditions precedent to the obligations of Ashton and Optimark to consummate the transactions contemplated by the Securities Purchase Agreement have been satisfied or waived, other than the closing of the transactions contemplated by the Definitive Exchange Agreements where the failure to consummate the transactions contemplated by the Definitive Exchange Agreements results from Ashton's failure to satisfy all of the conditions to the closing of the Exchange.

          b. Absence of Certain Events. The following events shall not have occurred or be occurring as of any Closing Date: (i) the occurrence of a Material Adverse Effect (as defined below), (ii) an Event of Default, or (iii) Ashton shall have breached any of its obligations

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Universal Trading Technologies Corporation
April 11, 2002
Page -5-


under the HK Weaver Bridge Agreement or any Securities Documents (as defined in the HK Weaver Bridge Agreement) or HK Weaver has made any claim of any such breach and Borrower has failed to cure such alleged breach prior to the applicable Closing Date.

       5. REPRESENTATIONS. To induce Lender to make the Loan, Ashton and UTTC, jointly and severally, hereby warrant and represent to Lender that at and as of the date hereof:

          a. Each of Ashton and UTTC is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite power to own its properties and to carry on its business as now being conducted. Each of Ashton and UTTC is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the ability of Ashton or UTTC or any Subsidiary that is a party to any of the Loan Documents to perform their obligations hereunder or any of the other Loan Documents or on the business, operations, properties, prospects or financial condition of Borrower or any Subsidiary.

          b. (i) Each of Ashton and UTTC and each Subsidiary that is a party to any of the Loan Documents has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Loan Documents, as applicable, (ii) the execution, delivery and performance of this Agreement and the other Loan Documents by each of Ashton and UTTC and each Subsidiary that is a party to any of the Loan Documents and the consummation by each of them of the transactions contemplated hereby and thereby have been duly authorized by each of Ashton's and UTTC 's and each such Subsidiary's board of directors (or other governing board or committee) and no further consent or authorization of either of Ashton and UTTC or any Subsidiary, their respective board of directors, any committee of the board of directors (or other governing board or committee) or stockholders or members is required and (iii) this Agreement constitutes, and, upon execution and delivery by each of Ashton and UTTC and each Subsidiary that is a party to any of the Loan Documents of the other Loan Documents, such agreements will constitute, valid and binding obligations of Ashton and UTTC and each such Subsidiary enforceable against each in accordance with their terms.

          c. The execution, delivery, and performance by each of Ashton and UTTC and each Subsidiary that is a party to any of the Loan Documents of the Loan Documents and its obligations thereunder will not contravene or constitute a default (or an event which with the giving of notice or passage of time, or both, would constitute a default) under or result in the imposition of any lien upon the assets of Ashton or UTTC or any such Subsidiary (other than liens arising under this Agreement and the Security Agreement) pursuant to, any applicable law or regulation (including any rules or regulations of any self-regulatory organization or exchange to which the Company or its securities are subject) , any charter document of Ashton or UTTC or any such Subsidiary, or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Ashton or UTTC or any such Subsidiary or their respective properties.


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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -6-


          d. Except as previously disclosed to Lender in writing, there is no action, suit, or proceeding pending or threatened against Ashton or UTTC, any Subsidiary or their respective properties that could reasonably be expected to have a Material Adverse Effect.

          e. All required federal, state and other tax returns required to be filed have been filed by Ashton or UTTC or any Subsidiary and the taxes in connection therewith which are due and payable have been paid to date, and no additional taxes or assessments in connection therewith have been asserted or are anticipated.

          f. None of Ashton, UTTC or any Subsidiary is in violation of any material ordinance, law or regulation of any governmental authority as to its business, premises or properties, except violations which could not be reasonably expected to have a Material Adverse Effect.

          g. Except as otherwise set forth in writing by Ashton to Lender, all of Ashton's, UTTC's and the Subsidiaries' accounts and contract rights are good, valid and enforceable in accordance with their terms and are not, to its knowledge, subject to any defense, set-off, claim of credit, adjustment or allowance.

          h. Except as set forth on Schedule 5(h) hereto, all inventory and other corporate assets of Ashton, UTTC and their respective Subsidiaries are now owned, held and used by Ashton, UTTC or such Subsidiary in the ordinary course of business and are not subject to any prior liens, security interests or encumbrances.

          i. Except as set forth on Schedule 5(i) hereto, there are no governmental authorizations, permits, certificates, licenses, filings, registrations, approvals or consents which must be obtained, received or made by Ashton, UTTC or any Subsidiary that is a party to any of the Loan Documents for Ashton, UTTC or any such Subsidiary to lawfully (i) make, execute and deliver this Agreement or the other Loan Documents or (ii) perform all of its obligations under this Agreement or the other Loan Documents.

          j. Other than approvals and consents which have been obtained, and except for those consents and approvals set forth on Schedule 5(j) hereto which must be obtained by Ashton or UTTC prior to any Closing Date hereunder, no approval or consent of or from the holder of any security or indebtedness of Ashton, UTTC or any Subsidiary or any other third party is required by or under any law, rule or regulation (including any rules or regulations of any self-regulatory organization or exchange to which Ashton, UTTC or any Subsidiary or any of their respective securities are subject), Ashton's, UTTC's or any Subsidiary's Certificate of Incorporation, By-Laws or other organizational documents or any indenture, agreement or other instrument to which Ashton, UTTC or any Subsidiary is a party in connection with the execution of this Agreement or the other Loan Documents or the performance of its obligations under this Agreement or the other Loan Documents.

          k. There exists no Event of Default.


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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -7-


          l. Ashton, UTTC and each of their Subsidiaries has fully provided Lender with all the information Lender has requested for deciding whether to enter into this Agreement and has not omitted any information that Ashton, UTTC or any Subsidiary reasonably believes is material to enable the Lender to make such decision. Neither this Agreement, the Note or the Security Agreements nor any statements or certificates or information made, delivered or provided by or on behalf of Ashton, UTTC or any Subsidiary in connection with such decision contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein and therein not misleading. As of their respective dates and except as disclosed on Schedule 5(l) attached hereto, all reports, schedules, forms, statements and other documents required to be filed by Ashton with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or filed by Ashton pursuant to the Securities Act of 1933, as amended (the "1933 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"), complied in all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, and except as disclosed on Schedule 5(l) attached hereto, the financial statements of Ashton included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed on Schedule 5(l) attached hereto, such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Ashton and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          m. UTTC owns, free and clear of any lien, claim or encumbrance, all issued and outstanding securities of Croix Securities, Inc. ("CROIX"). There are not outstanding any options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal) or other rights or agreements of any kind for the purchase or acquisition from, sale to or exchange with, UTTC, Croix or any other party of any shares of any class or series of capital stock of Croix. Ashton owns all outstanding membership interests and other securities or other rights to share in the profits and losses of ATG Trading, LLC ("ATG"). There are not outstanding any options, warrants, puts, calls, rights (including conversion or preemptive rights

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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -8-


and rights of first refusal) or other rights or agreements of any kind for the purchase or acquisition from, sale to or exchange with, Ashton, ATG or any other party of any shares of any class or series of membership interests, capital stock or other indicia of ownership of ATG. Schedule 5(m) hereto sets forth, as of each of June 30, 2001, December 31, 2001 and the date hereof the aggregate amounts each of Croix and ATG owed the Philadelphia Stock Exchange, Inc. (the "Exchange"), Stock Clearing Corporation, Options Clearing Corporation and members and member firms of the Exchange (as such terms are defined in the By-Laws of the Exchange).

All representations and warranties made by Borrower under or in connection with this Agreement or in any other Loan Documents delivered by Borrower to Lender in connection with this Agreement shall survive the making of the Loans and issuance and delivery of the Note to Lender, notwithstanding any investigation made by Lender or on Lender's behalf. All statements contained in any certificate or financial statement delivered by Borrower to Lender under this Agreement shall constitute representations and warranties made by Borrower hereunder.

       6. AFFIRMATIVE COVENANTS. So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will and will cause each Subsidiary to:

          a. Promptly pay and discharge all taxes, assessments and governmental charges which may be lawfully levied, imposed or assessed upon Borrower or any Subsidiary or their respective properties and assets or upon either Borrower's or any Subsidiary's income or profits when they shall become due and payable; provided, however, that Borrower or any Subsidiary shall have the right to contest in good faith any such tax, assessment, charge or levy by appropriate proceedings;

          b. Keep accurate and complete books and records and maintain the same at Borrower's principal offices;

          c. Defend at all times any claim by a third party relating to the possession of or any interest in the assets of Borrower or any Subsidiary;

          d. Give prompt written notice to Lender of any material process or action taken or pending whereby a third party is claiming any interest in the assets of Borrower or any Subsidiary;

          e. Insure and keep insured by fire and extended coverage the assets of Borrower and each Subsidiary in an amount at least equal to the fair market value thereof against loss by fire and other risks customarily insured against, together with liability insurance in reasonable amounts, all insured with insurance companies reasonably acceptable to Lender and shall, upon request by Lender, furnish evidence of such insurance coverage. Lender shall be named as an additional insured and loss payee under such insurance coverages;

          f. Maintain their existence in good standing (or equivalent) in each state or other jurisdiction in which it conducts business unless failure to maintain such existence in good standing would not have a Material Adverse Effect;


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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -9-


          g. Furnish Lender with prompt notice of any material change in Borrower's or any Subsidiary's existence, business, operations, properties, prospects or financial conditions or any material change in the representations set forth herein;

          h. Give prompt written notice to Lender of any material changes or modifications in existing material contracts, indentures or agreements other than contracts with customers entered into in the ordinary course of business. All such notices shall be accompanied by copies of such instruments;

          i. Give prompt written notice to Lender of any acceleration of any indebtedness caused by any material act of default by either Borrower or any Subsidiary under any existing contract.

          j. Upon written demand of Lender, furnish to Lender, within three (3) days of such demand, any and all additional security agreements and other documents which may be reasonably required or necessary or appropriate to maintain the security of Lender in the Collateral provided by the Loan Documents;

          k. Indemnify Lenders against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby except if claiming by or through Lender;

          l. Promptly reimburse Lender for all reasonable fees and expenses of legal counsel for Lender, incurred in connection with the amendment, modification or enforcement of this Agreement, the Note and the other Loan Documents;

          m. Comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over Borrower and any Subsidiary; or

          n. Furnish Lender, upon request, with copies of all of Borrower's and each Subsidiary's material correspondence, if any, with its respective stockholders, directors, executive committees and the financial community.

       7. NEGATIVE COVENANTS. So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will not, directly or indirectly, and will cause each Subsidiary not to, without the prior written consent of Lender:

          a. Make payment to any current officer or director of Borrower or any Subsidiary, inclusive of salary, in excess of the amounts currently paid or payable to such officer or director;

          b. Remove any of Borrower's present officers from the management of its affairs without prior written notification to Lender;


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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -10-


          c. Use any funds borrowed hereunder for any purpose other than for working capital for general corporate purposes;

          d. Make any material changes in the plans to expand the Borrower's or any Subsidiary's business activities;

          e. Move any inventory except for inventory moved or sold in the ordinary course of business;

          f. Sell, transfer, lease or otherwise dispose of Borrower's or any Subsidiary's material assets or properties other than in the ordinary course of business;

          g. Sell, assign, discount or dispose in any way, any accounts receivable, promissory notes or trade acceptances held by Borrower or any Subsidiary, with or without recourse, except for collection (including endorsements) in the ordinary course of business;

          h. Purchase, redeem, retire or otherwise acquire, or make any distribution or pay any dividend on account of, any outstanding capital stock of Borrower or any other securities or prepay any indebtedness;

          i. Engage in any transaction with its affiliates except at an arms length on reasonable terms and conditions;

          j. Make any loans or advances to officers, directors or their relatives, or any other entity, except for those advances to employees for necessary business expenses incurred in the ordinary course of business;

          k. Incur any liability or indebtedness, except in the ordinary course of business;

          l. Pay any amounts to HK Weaver or to Optimark pursuant to Section
6.11 of the Securities Purchase Agreement or otherwise; or

          m. Directly or indirectly create, incur, assume, or permit to exist any lien with respect to any property or asset now owned by or hereafter acquired by Borrower or any Subsidiary other than as expressly permitted by the Security Agreement.

       8. EVENTS OF DEFAULT; REMEDIES. Upon the occurrence of any of the following (each, an "EVENT OF DEFAULT"):

          a. Failure by Borrower to make any payment of principal or interest on the Note when due;


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The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -11-


          b. Failure by Borrower or any Subsidiary that is a party to any of the Loan Documents to observe or perform any other term or provision of, or covenant or agreement contained in, this Agreement, the Note, the Security Agreements or any other Loan Document;

          c. Any representation made or information furnished to Lender by or on behalf of Borrower shall be inaccurate or incomplete in any material respect;

          d. There shall be commenced any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceedings by or against, or the dissolution, termination of existence or insolvency of, either Borrower or any Subsidiary or either Borrower or any Subsidiary shall have made an assignment for the benefit of creditors or consent to the appointment of a receiver or trustee for it or for a substantial portion of its properties or business, or any such receiver or trustee shall have otherwise been appointed;

          e. The making of demand by any creditor of either Borrower or any Subsidiary for payment of indebtedness of either Borrower or any Subsidiary for borrowed money, which is payable upon demand, or the acceleration of the maturity of any indebtedness of either Borrower for borrowed money upon default by either Borrower or any Subsidiary;

          f. A judgment or attaching creditor of either Borrower or any Subsidiary shall obtain possession of any Collateral by any means including, without limitation, levy, distraint, replevin or self-help;

          g. The occurrence of any event which has a Material Adverse Effect;

          h. The validity or enforceability of this Agreement, the Note, the Security Agreements or any other Loan Document shall be contested by either Borrower or any Subsidiary, any stockholder or creditor of either Borrower or any Subsidiary or any other third party, or either Borrower or any Subsidiary shall deny that it has any further liability or obligation hereunder or thereunder;

          i. Any final non-appealable judgment, writ or similar process shall have been entered or filed against either Borrower or any Subsidiary;

          j. The occurrence of any "reportable event" under the Employee Retirement Income Security act of 1974 ("ERISA") which Lender in good faith determines constitutes grounds for the imposition of liability against Borrower under part IV, subtitle D of ERISA; or

          k. Either Borrower or any Subsidiary shall sell, convey, assign or otherwise dispose of all or substantially all of its assets or consolidate, merge or otherwise engage in any business combination.

       THEN, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid balance of the Note, and accrued interest thereon, immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and

The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -12-


remedies given it by this Agreement, the Note, the Security Agreements, the other Loan Documents or otherwise at law or in equity.

       9. WARRANT OF ATTORNEY TO CONFESS JUDGMENT. ASHTON AND UTTC HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD UPON OR AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST IT, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE BORROWERS' OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY LENDER TO OBTAIN POSSESSION OF ANY COLLATERAL OR OTHER COLLATERAL SECURITY FOR THE OBLIGATIONS OF BORROWER TO LENDER, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT THEREOF, BUT NOT LESS THAN FIVE THOUSAND ($5,000.00) DOLLARS, ADDED FOR LIEN PRIORITY PURPOSES, WITH ACTUAL ATTORNEY'S FEES GOVERNED BY PARAGRAPH 10(H) HEREOF. ASHTON AND UTTC UNCONDITIONALLY AND
IRREVOCABLY: (A) WAIVE THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (B) WAIVE AND RELEASE ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED AND (C) RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF LENDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST ASHTON AND UTTC SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS LENDER SHALL DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFOR. LENDER MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT COUNTIES FOR ALL OR PART OF BORROWERS OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY LENDER MAY ONLY BE DONE TO CURE ANY ERRORS IN PRIOR PROCEEDINGS, ONLY AND TO THE EXTENT THAT SUCH ERRORS ARE SUBJECT TO CURE IN THE LATER PROCEEDINGS.

       10. MISCELLANEOUS.
           --------------

          a. The representations and warranties of Borrower contained herein shall survive the making of the Loans and shall remain effective until all indebtedness contemplated hereby shall have been paid by Borrower in full.

          b. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          c. Ashton and UTTC irrevocably consent to the jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania in any suit or proceeding based on

The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -13-


or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Ashton and UTTC, on behalf of itself and each of its Subsidiaries, irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Ashton and UTTC, on behalf of itself and each of its Subsidiaries, agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon it and any of its Subsidiaries in any such suit or proceeding. Nothing herein shall affect the Lender's right to serve process in any other manner permitted by law. Ashton and UTTC, on behalf of itself and each of its Subsidiaries, agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          d. Any forbearance, failure, or delay by Lender in exercising any right, power, or remedy shall not preclude the further exercise thereof, and all of Lender's rights, powers, and remedies shall continue in full force and effect until specifically waived in writing by Lender.

          e. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

          f. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          g. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          h. Borrower shall reimburse Lender, on demand, for all reasonable fees and costs incurred by Lender (including reasonable fees and costs of Lender's counsel) in connection with the enforcement of Lender's rights and remedies thereunder.

          i. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          j. Any notices, demands or waivers required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, or by facsimile (if received during normal business hours), in each case to the address of the party to receive such notice, demand or waiver as set forth below:

The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -14-



                    If to Borrower:

                    The Ashton Technology Group, Inc.
                    Universal Trading Technologies Corporation
                    1835 Market Street
                    Suite 420
                    Philadelphia, PA  19103
                    Attn:  William Uchimoto
                    Telephone:       215-789-3300
                    Facsimile:       215-789-3397

                    with a copy to:

                    Jenkens & Gilchrist Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, NY  10174
                    Attn:  Christopher S. Auguste, Esquire
                    Telephone:       212-704-6000
                    Facsimile:       212-704-6288

                    If to Lender:

                    RGC International Investors, LDC
                    c/o Rose Glen Capital Management, L.P.
                    3 Bala Plaza East, Suite 501
                    251 St. Asaphs Road
                    Bala Cynwyd, PA  19004
                    Attn:  Gary Kaminsky
                    Telephone:       610-617-5900
                    Facsimile:       610-617-0570

                    with a copy to:

                    Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                    Philadelphia, PA  19102
                    Attn:  Barry J. Siegel, Esquire
                    Telephone:       215-569-4293
                    Facsimile:       215-568-6603

       Each party shall provide notice to the other party of any change in address, such notice to become effective upon receipt.

The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -15-


          k. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lender. Notwithstanding the foregoing, Lender may assign its rights hereunder to any other person or entity without the consent of Borrower, provided further that nothing herein shall be construed to limit Lender's right to dispose of the Collateral upon the occurrence and during the continuance of an Event of Default by way of assignment, sale or other means of conveyance to a third party including, without limitation, a competitor of Borrower.

          l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          m. All remedies of Lender (i) are cumulative and concurrent, (ii) may be exercised independently, successively or together against Borrower, (iii) shall not be exhausted by any exercise thereof, but may be exercised as often as occasion therefor may occur, and (iv) shall not be construed to be waived or released by Lender's delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

                            [SIGNATURE PAGE FOLLOWS]

The Ashton Technology Group, Inc.
Universal Trading Technologies Corporation
April 11, 2002
Page -16-



By executing the appropriate signature line below, Borrower, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date appearing opposite Borrower's signature.

                                    Very truly yours,

                                    RGC International Investors, LDC

                                    By:      Rose Glen Capital Management, L.P.,
                                             Investment Manager
                                             By:      RGC General Partner Corp.,
                                                      as General Partner

                                             By:  /s/Gary Kaminsky
                                                  ------------------------------
                                                  Gary Kaminsky
                                                  Managing Director

THE ASHTON TECHNOLOGY GROUP, INC.


By:      /s/William Uchimoto                  Date:  April 11, 200
         ---------------------------                 -------------
         Name: William Uchimoto
         Its:  EVP & General Counsel

Attest:


/s/Jennifer Andrews
-------------------
Name: Jennifer Andrews
Its:  Senior Vice President & CFO


UNIVERSAL TRADING TECHNOLOGIES CORPORATION

By:      /s/William Uchimoto
         ------------------------------------
         Name: William Uchimoto
         Its:  EVP & General Counsel

Attest:


/s/Jennifer Andrews
-------------------
Name: Jennifer Andrews
Its:  Senior Vice President & CFO